UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way
Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Amendment of The Medicines Company’s 2000 Employee Stock Purchase Plan
On May 28, 2009, the stockholders of The Medicines Company (the “Company”) voted to approve an amendment to the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock of the Company authorized for issuance thereunder from 505,500 shares to 805,500 shares. The Company’s Board of Directors approved the amendment to the ESPP on February 11, 2009, subject to, and effective upon, approval by the Company’s stockholders at the 2009 Annual Meeting of Stockholders. The ESPP permits eligible employees to purchase shares of the Company’s common stock at a discount.
A more complete description of the terms of the ESPP can be found in Proposal 2 to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2009 (the “2009 Proxy Statement”). The summary of the ESPP, as amended, is qualified in its entirety by the text of the ESPP, a copy of which is filed as Appendix I to the 2009 Proxy Statement and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1	The Medicines Company’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix I to the Company’s definitive proxy statement, dated and filed with the Securities and Exchange Commission on April 30, 2009, for the Company’s 2009 Annual Meeting of Stockholders).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: June 3, 2009	By:	/s/ Glenn Sblendorio

	Name:	Glenn Sblendorio
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Medicines Company’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix I to the Company’s definitive proxy statement, dated and filed with the Securities and Exchange Commission on April 30, 2009, for the Company’s 2009 Annual Meeting of Stockholders).